Exhibit 32.2

Certification of Chief Financial Officer of

Supreme Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 27, 2014 of Supreme Industries, Inc. (the “Company”).  I, Matthew W. Long, the Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)                                 The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Dated: February 27, 2015

/s/ Matthew W. Long
Chief Financial Officer